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                                                                    EXHIBIT 23.8



                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Universal Sports America, Inc.;

We consent to the use herein of our report related to the consolidated financial statements of Universal Sports America, Inc. and subsidiaries for the year ended June 30, 1996, and to the references to our firm under the headings "Selected Financial Information of Universal" and "Experts" in the proxy statement/ prospectus.

                                                  KPMG LLP

                                                /s/ KPMG LLP



Dallas, Texas
August 5, 1999